Exhibit 5.2

INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX 75242
                                                 Employer Identification Number:
Date:  May 4, 1994                                   84-0986148
                                                 File Folder Number:
                                                     840019759
UNION BANKSHARES LTD                             Person to Contact:
C/O MARCIA CHADWICK HOLT                             JILL RUTHERFORD
DAVIS, GRAHAM & STUBBS LLP                       Contact Telephone Number:
PO BOX 185                                           (214) 767-6023
DENVER, CO 80201-0185                            Plan Name:
                                                     UNION BANKSHARES LTD PROFIT
                                                     SHARING 401K PLAN
                                                 Plan Number: 001

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the plan adopted on September 30, 1993.

     This is a nonstandardized safe harbor plan as defined in Rev. Proc. 93-10.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,

                                            /s/ Bobby E. Scott
                                            ------------------------------------
                                            Bobby E. Scott
                                            District Director

Enclosures:
Publication 794